UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Real Paper Displays, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Incorporation or Organization)

20-4902288
(I.R.S. Employer
Identification No.)

4340 Von Karman, Suite 200 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-142961  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class
to be so Registered

Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the “Common Stock”), of Real Paper Displays, Inc., a Nevada corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Securities” in the Registrant's Registration Statement on Form SB-2, Registration No. 333-142961 (the “Registration Statement”), filed with the Securities and Exchange Commission, as amended, and is incorporated herein by this reference.

ITEM 2.	EXHIBITS

The following exhibits are filed or incorporated by reference to the Registration Statement:

3.1 (1)	Articles of Incorporation of Real Paper Displays, Inc., filed on May 11, 2006

3.2 (1)	Bylaws of Real Paper Displays, Inc.

4.1 (1)	Certificate of Designation of Series A Convertible Preferred Stock of Real Paper Displays, Inc., filed on September 6, 2006

4.2 (1)	Certificate of Designation of Series B Convertible Preferred Stock of Real Paper Displays, Inc., filed on September 6, 2006

10.1 (1)	Venture Acceleration Agreement, as amended by that certain Addendum to Venture Acceleration Agreement dated January 31, 2007

10.2 (1)	Patent License Agreement dated February 12, 2007

(1) Incorporated by reference from our registration statement on Form SB-2, filed with the  Commission on May 14, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Real Paper Displays, Inc.

Dated: June 19, 2007	/s/ Malcolm D. Lennie
By: Malcolm D. Lennie Its: Chief Executive Officer